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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         BALDWIN PIANO & ORGAN COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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[Baldwin Piano & Organ Company]
     BALDWIN PIANO & ORGAN COMPANY
     422 Wards Corner Road
     Loveland, Ohio 45140-8390

     KAREN L. HENDRICKS
     Chairman of the Board

                                  May 5, 1997

DEAR FELLOW SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company to be held at 11:00 a.m. on Thursday, June 12, 1997 at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room. Your Board of Directors and management look forward to greeting those shareholders able to attend.

                                    CAUTION

     Kenneth W. Pavia, Sr. has threatened to launch a proxy contest to try to take control of your Company. Motivated solely by short-term trading profits, Mr. Pavia is proposing a slate of hand-picked nominees, none of whom has any experience in our highly specialized industry. Mr. Pavia and his group also have failed to present your Company with any new ideas, and we strongly urge you not to return any proxy card they send you. It is unfortunate that Mr. Pavia has elected to subject your Company to the expense and distraction of a proxy contest at this crucial juncture during the implementation of our strategic plan.

     As the enclosed annual report details, we are making enormous strides at Baldwin with our strategic plan to increase gross margins by improving manufacturing efficiency and the utilization of our assets, focusing on our core businesses, and developing innovative products that are responsive to the needs of our customers. You can be assured that the actions we are taking, and will continue to take, will be in the best interest of all of our shareholders. We are convinced that our efforts will maximize the value of your investment.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL YOUR ENCLOSED WHITE PROXY CARD PROMPTLY.

     On behalf of your Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            /s/ Karen L. Hendricks

                                            KAREN L. HENDRICKS
                                            Chairman of the Board